                                                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated February 16, 2011 relating to the consolidated financial statements of Nexen Inc. and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an emphasis of matter paragraph relating to the adoption of the Financial Accounting Standards Board guidance for Oil and Gas Reserve Estimation and Disclosure, which is effective for years ended on or after December 31, 2009) and on the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F for the year ended December 31, 2010 and to the reference to us under "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Canada

March 4, 2011